Exhibit 99.1

IAI (Israel Aerospace Industries) Selects Odysight.ai’s Cutting-Edge Health Monitoring Solution for UH60 (Blackhawk) Helicopters Based on Highly Resilient Video Sensors, Embedded Software, and AI Algorithms

OMER, Israel, July 31, 2023 – Odysight.ai Inc. (OTCQB: SCTC), a leading provider of visual based predictive maintenance (PdM) and condition-based monitoring (CBM) solutions, is thrilled to unveil, together with IAI (Israel Aerospace Industries), that IAI will utilize Odysight.ai’s advanced visual sensing and video analytics technology in a cutting-edge visual based health monitoring system for UH60 (Blackhawk) helicopters.

The collaboration between Odysight.ai and IAI signifies a substantial advancement in the field of helicopter monitoring systems. By harnessing the power of Odysight.ai’s multiple highly resilient video-based sensors, embedded software, video analytics and AI algorithms specifically designed for the UH60 helicopter, this pioneering solution will provide real-time insights into the health of UH60 helicopters, helping to revolutionize safety measures, minimizing downtime, optimizing spare parts management, and enabling the implementation of predictive maintenance strategies.

“We are extremely excited about working with IAI” said Yehu Ofer, CEO of Odysight.ai. “This cooperation further establishes our position as a trusted global provider of predictive maintenance solutions, especially at a time when the aviation industry is actively seeking innovative partners to support their critical systems with actionable insights, heightened safety, and enhanced operational efficiency through reduced downtime and optimized spare parts management.”

Mr. Ofer continued: “This is a very significant step forward for Odysight.ai from both a technological and business perspective. There are many thousands of UH60 helicopters around the world which could benefit from our technology and we are hopeful of generating significant revenues from such customers in coming years.”

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight’s.ai unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight’s.ai platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, results of the collaboration between Odysight.ai and IAI (Israel Aircraft Industries) in the area of helicopter monitoring systems. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654

Company Contact:

Tanya Yosef, CFO

tanya.yosef@odysight.ai

Tel: +972 (73) 370 469